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                                                                  EXHIBIT 3a(ii)

                            CERTIFICATE OF AMENDMENT
                                       OF
                  THE CHESAPEAKE AND POTOMAC TELEPHONE COMPANY
                                  OF VIRGINIA

                                   * * * * *



     1. The name of the corporation is The Chesapeake and Potomac Telephone Company of Virginia.

     2.  The name of the corporation has been changed to:
                     Bell Atlantic - Virginia, Inc.

     3.  The foregoing amendment was adopted on December 31, 1993.

     4.  The amendment was adopted by unanimous consent of the shareholders.

     The undersigned secretary declares that the facts herein stated are true as of January 6, 1994.



                                     The Chesapeake and Potomac Telephone
                                       Company of Virginia


                                     By:  \s\ Warner F. Brundage, Jr.
                                          ---------------------------
                                          Warner F. Brundage, Jr.